Exhibit 99.1

Liquid Holdings Group Adopts Stockholders Rights Plan

NEW YORK—Dec. 11, 2014—Liquid Holdings Group, Inc. (NASDAQ:LIQD) (“Liquid” or the “Company”) today adopted a stockholders rights plan (the “Rights Plan”) and announced the declaration of a dividend distribution of one preferred share purchase right on each outstanding share of the Company’s common stock. The rights are designed to assure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics and creeping accumulations to gain control of the Company without paying all stockholders a premium for that control. The rights are intended to enable all of the Company’s stockholders to realize the long-term value of their investment in the Company. The rights will not prevent a takeover, but should encourage anyone seeking to control or acquire the Company to negotiate with the Board of Directors.

The rights will be exercisable only if a person or group acquires 10% or more of the Company’s outstanding common stock. Each right will entitle stockholders to buy one one-thousandth of a share of a new series of junior participating preferred stock at an exercise price of $4.00.

If a person or group acquires 10% or more of the Company’s outstanding common stock, each right will entitle its holder (other than such person or members of such group) to purchase for $4.00 a number of Company common shares having a market value of twice such price. In addition, at any time after a person or group acquires 10% or more of the Company’s outstanding common stock (unless such person or group acquires 50% or more), the Company’s Board of Directors may exchange one share of the Company’s common stock for each outstanding right (other than rights owned by such person or group, which would have become void).

Prior to the acquisition by a person or group of beneficial ownership of 10% or more of the Company’s common stock, the rights are redeemable for one cent per right at the option of the Board of Directors.

If a person would otherwise be deemed an “Acquiring Person” (as defined in the Rights Plan) upon the execution of the Rights Plan, such person (referred to as a “Grandfathered Stockholder”) shall not be deemed an “Acquiring Person” for purposes of the Rights Plan unless such Grandfathered Stockholder shall at any time following execution of the Rights Plan be the beneficial owner of shares of Company common stock in an amount in excess of such person’s Reported Beneficial Ownership immediately prior to the execution of the Rights Plan, in which case such person shall no longer be deemed a Grandfathered Stockholder and shall be deemed an “Acquiring Person.” A person’s “Reported Beneficial Ownership” shall be such person’s beneficial ownership of shares of Company common stock as expressly disclosed in such person’s statement on Schedule 13G or in Item 5 of such person’s statement on Schedule 13D or in such person’s statement on Form 4, as appropriate, in each case as publicly on file with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, immediately prior to the execution of the Rights Plan.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to constitute beneficial ownership of the underlying common stock for reporting purposes under Regulation 13D of the Securities Exchange Act of 1934, as amended—are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s stock are directly or indirectly held by counterparties to the derivatives contracts.

The dividend distribution will be made on December 22, 2014, payable to stockholders on that date and is not taxable to stockholders. The rights will expire on December 10, 2015, unless the rights are earlier redeemed or exchanged.

A copy of the stockholder rights plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.

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About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid’s solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid was recently named 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” “continue,” “potential,” and similar expressions.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. These forward-looking statements involve risks, uncertainties and assumptions, including, but not limited to, whether the Rights Plan will have its intended effects. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements are subject to known and unknown risks and uncertainties, including those discussed in the “Risk Factors” sections of our filings with the SEC, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the SEC.

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Any forward-looking statements in this release speak only as of the date of this release. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: Monica Gould, The Blueshirt Group +1 212 871-3927 monica@blueshirtgroup.com	Media Relations: Jon Schubin, Cognito +1 646 395-6300 liquid@cognitomedia.com

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